HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2015
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended, and our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended, and our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Barry A. Porter	Jonathan M. Glaser	Robert L. Harris II
Managing General Partner, Clarity Partners L.P.	Managing Member, JMG Capital Management LLC	Executive Chairman, Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies
Richard B. Fried
Managing Member, Farallon Capital Management, L.L.C.
EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steve Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Josh Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

David Tye		Elva Hernandez
SVP, Pacific Northwest		VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O'Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclay Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Ian Weissman	Richard Anderson	Brendan Maiorana
Credit Suisse	Mizuho Securities	Wells Fargo Securities
(212) 538-6889	(212) 205-8445	(443) 263-6516

Sumit Sharma
Morgan Stanley
(212) 761-7567

RATING AGENCIES

Stephen Boyd	Ranjini Venkatesan	Anita Ogbara
Fitch Ratings	Moody’s Investors Service	Standard & Poor’s
(212) 908-9153	(212) 553-3828	(212) 438-5077

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Number of office properties owned	54	53	53	25	26
Office properties square feet(1)	14,034,944	13,872,326	14,042,298	5,700,148	5,923,827
Stabilized office properties leased rate as of end of period(2)	95.3%	94.5%	94.7%	93.7%	94.6%
In-Service office properties leased rate as of end of period(3)	90.1%	89.5%	88.8%	N/A	N/A
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet(1)	879,652	879,652	879,652	879,652	879,652
Media & entertainment occupied rate as of end of period(4)	78.5%	76.8%	76.5%	76.5%	76.4%
Number of land assets owned	8	7	7	5	5
Land assets square feet(5)	2,638,875	2,590,099	2,590,099	1,448,173	1,448,173
Market capitalization (in thousands):
Total debt(6)	$2,278,445	$2,086,589	$2,116,974	$784,571	$957,452
Series A Preferred Units	10,177	10,177	10,177	10,177	10,177
Series B Preferred Stock	—	145,000	145,000	145,000	145,000
Common equity capitalization(7)	4,116,264	4,197,190	4,135,927	2,731,256	2,091,479
Total market capitalization	$6,404,886	$6,438,956	$6,408,078	$3,671,004	$3,204,108
Debt/total market capitalization	35.6%	32.4%	33.0%	21.4%	29.9%
Series A preferred units & debt/total market capitalization	35.7%	32.6%	33.2%	21.6%	30.2%
Common stock data (NYSE:HPP):
Range of closing prices(8)	$ 27.40-30.97	$ 27.70 - 31.68	$ 28.22 - 33.95	$ 30.25 - 33.65	$ 24.64 - 30.34
Closing price at quarter end	$28.14	$28.79	$28.37	$33.19	$30.06
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	145,946	145,902	145,849	79,713	69,685
Shares of common stock\units outstanding at end of period (in thousands)(10)	146,278	145,786	145,785	82,292	69,577
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. Please refer to footnote on page 19 regarding the re-measurement of the media properties.

(2)	Stabilized office properties leased rate excludes the development, redevelopment, lease-up properties, properties held-for-sale and land properties described on pages 15, 17, and 18.

(3)
In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 14 and 15. The Company has adopted an “in-service” office properties classification as of the three-month period ending June 30, 2015 in light of the April 1, 2015 acquisition of a significant number of lease-up properties.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium and deferred financing fees.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending December 31, 2015, September 30, 2015, June 31,2015, March 31, 2015 and December 31, 2014 includes an estimate for projected executive stock grants under our 2013, 2014 and 2015 outperformance programs based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Projected 2013/2014/2015 OPP stock grants”).

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding does not include any Projected 2013/2014/2015 OPP stock grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

Consolidated Balance Sheets
(Unaudited, $ in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Total investment in real estate, net	$5,500,462	$2,036,638
Cash and cash equivalents	53,551	17,753
Restricted cash	18,010	14,244
Accounts receivable, net	21,159	16,247
Notes receivable	28,684	28,268
Straight-line rent receivables	59,636	33,006
Deferred leasing costs and lease intangible assets, net	318,031	102,023
Interest rate contracts	2,061	3
Goodwill	8,754	8,754
Prepaid expenses and other assets	27,292	10,039
Assets associated with real estate held for sale	216,395	68,165
TOTAL ASSETS	$6,254,035	$2,335,140

LIABILITIES AND EQUITY
Notes payable, net	$2,260,716	$912,683
Accounts payable and accrued liabilities	84,048	36,844
Lease intangible liabilities, net	95,208	40,969
Security deposits	21,302	6,257
Prepaid rent	38,245	8,600
Interest rate contracts	2,010	1,750
Liabilities associated with real estate held for sale	13,292	42,845
TOTAL LIABILITIES	$2,514,821	$1,049,948

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 per unit liquidation preference, no outstanding shares at December 31, 2015, 5,800,000 shares outstanding at December 31, 2014.	$—	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 89,153,780 shares and 66,797,816 shares outstanding at December 31, 2015 and 2014, respectively.	891	668
Additional paid-in capital	1,710,979	1,070,833
Accumulated other comprehensive loss	(1,081)	(2,443)
Accumulated deficit	(44,955)	(34,884)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,665,834	$1,179,174
Non-controlling interest—members in Consolidated Entities	262,625	42,990
Non-controlling common units in the Operating Partnership	1,800,578	52,851
TOTAL EQUITY	$3,729,037	$1,275,015
TOTAL LIABILITIES AND EQUITY	$6,254,035	$2,335,140

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,

	2015	2014	2015	2014
Revenues
Office
Rental	$118,222	$41,917	$394,543	$156,806
Tenant recoveries	22,345	10,866	66,235	34,509
Parking and other	3,328	5,839	20,940	22,471
Total office revenues	$143,895	$58,622	$481,718	$213,786
Media & Entertainment
Rental	$6,125	$5,215	$23,027	$22,138
Tenant recoveries	238	157	943	1,128
Other property-related revenue	4,324	4,723	14,849	15,751
Other	69	70	313	612
Total Media & Entertainment revenues	$10,756	$10,165	$39,132	$39,629
Total revenues	$154,651	$68,787	$520,850	$253,415
Operating expenses
Office operating expenses	$50,767	$20,432	$166,131	$78,372
Media & Entertainment operating expenses	6,372	7,376	23,726	25,897
General and administrative	9,583	9,096	38,534	28,253
Depreciation and amortization	74,126	20,243	245,071	72,216
Total operating expenses	$140,848	57,147	$473,462	$204,738
Income from operations	$13,803	$11,640	$47,388	$48,677
Other expense (income)
Interest expense	$16,600	$6,413	$50,667	$25,932
Interest income	(6)	(9)	(124)	(30)
Acquisition-related expenses	(106)	4,322	43,336	4,641
Other expense (income)	60	29	62	(14)
Total other expense (income)	$16,548	$10,755	$93,941	$30,529
(Loss) income from continuing operations before gain on sale of real estate	$(2,745)	$885	$(46,553)	$18,148
Gain on sale of real estate	—	—	30,471	5,538
(Loss) income from continuing operations	(2,745)	885	(16,082)	23,686
(Loss) income from discontinued operations	—	—	—	(164)
Net (loss) income from discontinued operations	—	—	$—	$(164)
Net (loss) income	$(2,745)	$885	$(16,082)	$23,522
Net income attributable to preferred stock and units	$(2,520)	$(3,195)	$(12,105)	$(12,785)
Original issuance costs of redeemed Series B preferred units (note 9)	(5,970)	—	(5,970)	—
Net income attributable to restricted shares	(127)	(68)	(356)	(274)
Net loss (income) attributable to non-controlling interest in consolidated entities	815	6	(3,853)	(149)
Net loss (income) attributable to common units in the Operating Partnership	4,087	82	21,969	(359)
Net (loss) income attributable to Hudson Pacific Properties, Inc. common stockholders	$(6,460)	$(2,290)	$(16,397)	$9,955
Basic and diluted per share amounts:
Net (loss) income from continuing operations attributable to common stockholders	$(0.07)	$(0.03)	$(0.19)	$0.15
Net income (loss) income from discontinued operations	—	—	—	—
Net (loss) income attributable to common stockholders’ per share—basic	$(0.07)	$(0.03)	$(0.19)	$0.15
Weighted average shares of common stock outstanding—basic	88,990,612	66,512,651	85,927,216	65,792,447
Dividends declared per share of common stock	$0.200	$0.125	$0.575	$0.500

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Funds From Operations (FFO)(1)
Net income (loss)	$(2,745)	$(1,828)	$(36,083)	$24,574	$885
Adjustments:
Depreciation and amortization of real estate assets	73,876	79,940	73,293	17,073	20,158
(Gain) / Loss from Sale of Real Estate	—	(8,371)	591	(22,691)	—
FFO attributable to non-controlling interest	(3,696)	(3,494)	(3,696)	(3,312)	(1,254)
Net income attributable to preferred stock and units	(2,520)	(3,195)	(3,195)	(3,195)	(3,195)
FFO to common stockholders and unitholders	$64,915	$63,052	$30,910	$12,449	$16,594
Specified items impacting FFO:
Acquisition-related expenses	$(106)	$(83)	$37,481	$6,044	$4,322
Consulting fee to former executive	—	—	—	—	1,273
FFO (excluding specified items) to common stockholders and unitholders	$64,809	$62,969	$68,391	$18,493	$22,189

Weighted average common stock/units outstanding—diluted	145,946	145,902	145,849	79,713	69,685
FFO per common stock/unit—diluted	$0.44	$0.43	$0.21	$0.16	$0.24
FFO (excluding specified items) per common stock/unit—diluted	$0.44	$0.43	$0.47	$0.23	$0.32

Year To Date	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Funds From Operations (FFO)(1)
Net income (loss)	$(16,082)	$(13,337)	$(11,509)	$24,574	23,522
Adjustments:
Depreciation and amortization of real estate assets	244,182	170,306	90,366	17,073	72,003
Depreciation and amortization—discontinued operations	—	—	—	—	—
(Gain) / Loss from Sale of Real Estate	(30,471)	(30,471)	(22,100)	(22,691)	(5,538)
FFO attributable to non-controlling interest	(14,216)	(10,520)	(7,008)	(3,312)	(5,260)
Net income attributable to preferred stock and units	(12,105)	(9,585)	(6,390)	(3,195)	(12,785)
FFO to common stockholders and unit holders	$171,308	$106,393	$43,359	$12,449	$71,942
Specified items impacting FFO:
Acquisition-related expenses	$43,336	$43,442	$43,525	$6,044	$4,641
Consulting fee to former executive	—	—	—	—	4,109
Supplemental net property tax expenses (savings)	—	—	—	—	809
Lease termination revenue	—	—	—	—	(1,687)
Lease termination non-cash write-off	—	—	—	—	77
FFO (excluding specified items) to common stockholders and unit holders	$214,644	$149,835	$86,884	$18,493	$79,891

Weighted average common stock/units outstanding—diluted	129,590	124,052	113,162	79,713	68,892
FFO per common stock/unit—diluted	$1.32	$0.86	$0.38	$0.16	$1.04
FFO (excluding specified items) per common stock/unit—diluted	$1.66	$1.21	$0.77	$0.23	$1.16
______________________________

(1)	See page 34 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

	Three Months Ended
Quarter To Date	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Adjusted Funds From Operations (AFFO)(1)
FFO	$64,915	$63,052	$30,910	$12,449	$16,594
Adjustments:
Straight-line rent	(5,053)	(8,903)	(10,931)	(3,038)	(3,105)
Amortization of above-market and below-market leases, net	(6,158)	(3,750)	(10,258)	(1,291)	(1,215)
Amortization of below-market ground lease	958	515	515	62	62
Amortization of lease buy-out costs	94	89	89	86	144
Amortization of deferred financing costs and loan premium/discount, net	2,546	1,154	1,551	652	460
Recurring capital expenditures, tenant improvements and lease commissions	(5,727)	(8,598)	(13,301)	(6,191)	(11,702)
Non-cash compensation expense	2,235	2,034	2,003	2,149	2,512
AFFO	$53,810	$45,593	$578	$4,878	$3,750

Weighted average common stock/units outstanding—diluted	145,946	145,902	145,849	79,713	69,685
AFFO per common stock/unit—diluted	$0.37	$0.31	$—	$0.06	$0.05
Dividends paid to common stock and unitholders	$29,138	$18,226	$18,224	$10,287	$8,932
AFFO payout ratio	54.1%	40.0%	3,152.9%	210.9%	238.2%

Year To Date	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Adjusted Funds From Operations (AFFO)(1)
FFO	$171,308	$106,393	$43,359	$12,449	$71,942
Adjustments:
Straight-line rent	(27,925)	(22,872)	(13,969)	(3,038)	(12,753)
Amortization of above-market and below-market leases, net	(21,457)	(15,299)	(11,549)	(1,291)	(5,081)
Amortization of below-market ground lease	2,050	1,092	577	62	248
Amortization of lease buy-out costs	358	264	175	86	379
Amortization of deferred financing costs and loan premium/discount, net	5,903	3,357	2,203	652	1,525
Recurring capital expenditures, tenant improvements and lease commissions	(33,817)	(28,090)	(19,492)	(6,191)	(40,984)
Non-cash compensation expense	8,421	6,186	4,152	2,149	7,559
AFFO	$104,841	$51,031	$5,456	$4,878	$22,835

Weighted average common stock/units outstanding—diluted	129,590	124,052	113,162	79,713	68,892
AFFO per common stock/unit—diluted	$0.81	$0.41	$0.05	$0.06	$0.33
Dividends paid to common stock and unitholders	$75,875	$46,737	$28,511	$10,287	$34,966
AFFO payout ratio	72.4%	91.6%	522.6%	210.9%	153.1%
______________________________

(1)	See page 34 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

DEBT SUMMARY
(Tabular amounts in thousands)

The following table summarizes the balance of the Company’s indebtedness as of December 31, 2015 and December 31, 2014.

	December 31, 2015	December 31, 2014
Notes Payable	$2,278,445	$915,003
Less: unamortized loan premium and deferred financing costs, net(1)	(17,729)	(2,320)
Notes Payable, net	$2,260,716	$912,683
________________

(1)
Unamortized loan premium and deferred financing costs exclude debt issuance costs related to establishing the Company’s unsecured revolving credit facility and undrawn term loans. These costs are presented within prepaid expenses and other assets in the consolidated balance sheets.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

The following table sets forth information as of December 31, 2015 and December 31, 2014 with respect to the Company’s outstanding indebtedness:

	December 31, 2015			December 31, 2014
	Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Principal Amount	Unamortized Loan Premium and Deferred Financing Costs, net		Interest Rate(1)	Contractual Maturity Date	Annual Debt Service (13)	Balance at Maturity
Unsecured Loans
Unsecured Revolving Credit Facility(2)	$230,000	$—		$130,000	$—		LIBOR+1.15% to 1.85%	4/1/2019(10)	$—	$230,000
5-Year Term Loan due April 2020(2)(3)	550,000	(5,571)		150,000	(870)		LIBOR+1.30% to 2.20%	4/1/2020	—	550,000
5-Year Term Loan due November 2020(2)	—	—		—	—		LIBOR +1.30% to 2.20%	11/17/2020	—	—
7-Year Term Loan due April 2022(2)(4)	350,000	(2,656)		—	—		LIBOR +1.60% to 2.55%	4/1/2022	11,235	350,000
7-Year Term Loan due November 2022(2)	—	—		—	—		LIBOR + 1.60% to 2.55%	11/17/2022	—	—
4.34% Series A Notes	110,000	(1,011)		—	—		4.34%	1/2/2023	—	110,000
4.69% Series B Notes	259,000	(2,378)		—	—		4.69%	12/16/2025	—	259,000
4.79% Series C Notes	56,000	(509)		—	—		4.79%	12/16/2027	—	56,000
Total Unsecured Loans	$1,555,000	$(12,125)		$280,000	$(870)				$11,235	$1,555,000

Mortgage Loans
Mortgage loan secured by Pinnacle II(5)	86,228	1,310	(6)	87,421	3,056	(6)	6.31%	9/6/2016	6,754	85,301
Mortgage loan secured by 901 Market	30,000	(119)		49,600	(434)		LIBOR+2.25%	10/31/2016	—	30,000
Mortgage loan secured by Rincon Center(7)	102,309	(355)		104,126	(518)		5.13%	5/1/2018	7,195	97,673
Mortgage loan secured by Sunset Gower/Sunset Bronson(8)(9)	115,001	(2,232)		97,000	(678)		LIBOR+2.25%	3/4/2019	—	97,000
Mortgage loan secured by Met Park North(10)	64,500	(509)		64,500	(521)		LIBOR+1.55%	8/1/2020	2,393	64,500
Mortgage loan secured by 10950 Washington(7)	28,407	(421)		28,866	(493)		5.32%	3/11/2022	2,003	24,632
Mortgage loan secured by Pinnacle I(11)	129,000	(694)		129,000	(796)		3.95%	11/7/2022	5,172	117,190
Mortgage loan secured by Element L.A.	168,000	(2,584)		59,490	(1,066)		4.59%	11/6/2025	7,716	168,000
Mortgage loan secured by 275 Brannan	—	—		15,000	—		LIBOR+2.00%	N/A	—	N/A
Total mortgage loans before mortgage loan on real estate held for sale	$723,445	$(5,604)		$635,003	$(1,450)				$31,233	$684,296
Total	$2,278,445	$(17,729)		$915,003	$(2,320)				$42,468	2,239,296
Mortgage loan on real estate held for sale
Mortgage loan secured by First Financial(12)	$—	$—		$42,449	$(369)		4.58%	N/A	$2,639	N/A
_________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs. Interest rates are as of December 31, 2015, which may be different than the interest rates as of December 31, 2014 for corresponding indebtedness.

(2)	The Company has the option to make an irrevocable election to change the interest rate depending on the Company’s credit rating. As of December 31, 2015, no such election has been made.

(3)	Effective May 1, 2015, $300.0 million of the $550.0 million term loan has been effectively fixed at 2.66% to 3.56% through the use of an interest rate swap.

(4)	Effective May 1, 2015, the outstanding balance of the term loan has been effectively fixed at 3.21% to 4.16% through the use of an interest rate swap.

(5)
This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(6)	Represents unamortized amount of the non-cash mark-to-market adjustment.

(7)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(8)
Interest on $92.0 million of the outstanding loan balance has been effectively capped at 5.97% and 4.25% on $50.0 million and $42.0 million, respectively, of the loan through the use of two interest rate caps through February 11, 2016.

(9)	The maturity date may be extended once for an additional one-year term.

(10)
This loan bears interest only. Interest on the full loan amount has been effectively fixed at 3.71% through use of an interest rate swap. See Part IV, Note 6 of the consolidated financial statements included elsewhere in this report for details.

(11)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(12)	This loan has been recorded as part of the liabilities associated with real estate held for sale as of December 31, 2014. The property was sold in 2015.

(13)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of interest rate contracts. In instances where interest is paid based on a LIBOR margin, we used the average December LIBOR and current margin based on the leverage ratio as of December 31, 2015. Amount doesn't include interest payment of variable rate loan with effectively fixed rate on partial loan balance through interest rate contracts.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE
Greater Seattle, Washington
Met Park North	Lake Union	190,748	95.7%	95.7%	$4,987,899	$27.32
Northview	Lynnwood	182,009	81.8	87.7	3,161,940	21.24
505 First Avenue	Pioneer Square	288,140	96.5	96.9	5,929,129	21.33
83 King Street	Pioneer Square	184,083	97.0	97.0	4,803,891	26.90
Subtotal		844,980	93.3%	94.7%	$18,882,859	$23.96
San Francisco Bay Area, California
1455 Market Street	San Francisco	1,025,833	94.1%	97.2%	$29,142,482	$30.18
222 Kearny Street	San Francisco	148,797	84.8	84.8	5,439,868	43.10
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,074,137	56.23
625 Second Street	San Francisco	138,080	73.8	73.8	5,129,702	50.31
875 Howard Street(5)	San Francisco	230,443	99.4	99.4	5,663,393	24.72
Rincon Center	San Francisco	580,850	87.0	87.4	21,700,736	42.93
Subtotal		2,178,676	91.0%	92.6%	70,150,318	$35.37
Los Angeles, California
Pinnacle I	Burbank	393,777	89.1%	92.9%	$14,289,943	$40.75
Pinnacle II	Burbank	230,000	100.0	100.0	8,942,900	38.88
6922 Hollywood	Hollywood	205,523	85.7	85.7	7,701,674	43.71
Technicolor Building	Hollywood	114,958	100.0	100.0	4,873,345	42.39
Del Amo Office Building	Torrance	113,000	100.0	100.0	3,327,208	29.44
10900 Washington	West Los Angeles	9,919	100.0	100.0	391,602	39.48
10950 Washington	West Los Angeles	159,024	100.0	100.0	5,904,374	37.13
604 Arizona	West Los Angeles	44,260	100.0	100.0	1,922,857	43.44
9300 Wilshire	West Los Angeles	61,224	88.7	88.7	2,342,076	43.14
Subtotal		1,331,685	94.0%	95.2%	$49,695,979	$39.68
Total Same-Store		4,355,341	92.4%	93.8%	$138,729,156	$34.48
NON-SAME-STORE
Greater Seattle, Washington
Merrill Place(6)	Pioneer Square	163,768	83.1%	89.4%	$3,406,278	$25.03
Subtotal		163,768	83.1%	89.4%	$3,406,278	$25.03
San Francisco Bay Area, California
3400 Hillview	Palo Alto	207,857	100.0%	100.0%	$12,946,581	$62.29
Clocktower Square	Palo Alto	100,344	96.9	96.9	6,450,500	66.36
Foothill Research	Palo Alto	195,376	100.0	100.0	12,179,059	62.34
Lockheed	Palo Alto	42,899	100.0	100.0	1,651,286	38.49
Towers at Shore Center	Redwood Shores	334,483	89.1	90.3	25,482,851	85.47
2180 Sand Hill Road	Palo Alto	45,613	97.2	97.2	3,982,066	89.85
Skyway Landing	Redwood Shores	247,173	92.7	92.7	8,786,675	38.36
901 Market Street	San Francisco	206,199	100.0	100.0	9,644,049	46.77
1740 Technology	North San Jose	206,876	99.1	99.1	6,477,658	31.59
Concourse	North San Jose	944,386	94.8	96.2	25,846,584	28.87
Skyport Plaza	North San Jose	418,086	99.1	99.1	9,650,011	23.29
Campus Center	Silicon Valley	471,580	100.0	100.0	14,713,296	31.20
Subtotal		3,420,872	96.7%	97.2%	$137,810,616	$41.67

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1) — CONTINUED
			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
Los Angeles, California
3401 Exposition	West Los Angeles	63,376	100.0%	100.0%	$2,624,147	$41.41
Element LA	West Los Angeles	284,037	100.0	100.0	14,960,821	52.67
Subtotal		347,413	100.0%	100.0%	$17,584,968	$50.62
Total Non-Same-Store		3,932,053	96.4%	97.1%	158,801,862	$41.89
Total Stabilized		8,287,394	94.3%	95.3%	$297,531,018	$38.08

LEASE-UP
San Francisco Bay Area, California
One Bay Plaza	Burlingame	195,739	77.9%	78.8%	$5,212,684	$34.17
Metro Center	Foster City	730,215	59.0	59.0	18,416,823	42.78
Embarcadero Place	Palo Alto	197,402	85.1	92.8	5,444,435	32.43
Page Mill Center	Palo Alto	176,245	87.2	87.2	9,843,216	64.02
Palo Alto Square	Palo Alto	328,251	84.6	89.2	18,917,195	68.16
333 Twin Dolphin Plaza	Redwood Shores	182,789	88.5	88.5	7,559,812	46.72
555 Twin Dolphin Plaza	Redwood Shores	198,936	89.6	89.6	7,851,234	44.03
Shorebreeze	Redwood Shores	230,932	66.5	67.9	6,822,947	44.45
Gateway	North San Jose	609,093	82.8	83.8	14,059,579	27.88
Metro Plaza	North San Jose	456,921	79.4	84.2	10,593,142	29.21
Peninsula Office Park	San Mateo	510,789	84.0	85.1	17,068,516	39.79
Techmart Commerce	Silicon Valley	284,440	75.8	76.7	7,809,873	36.21
Total Lease-up		4,101,752	77.7%	79.5%	$129,599,456	$40.66

Total In-Service		12,389,146	88.8%	90.1%	$427,130,474	$38.82
_____________________________

(1)
Our in-service portfolio excludes the development, redevelopment, properties held-for-sale and land properties described on pages 17 and 18. As of December 31, 2015, we had two office development properties under construction, seven office redevelopment properties under construction, one property held-for-sale, and eight land properties (see pages 17 and 18). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2015. Annualized base rent does not reflect tenant reimbursements.

(5) Upon Heald College’s lease termination, the entirety of the first floor measuring 55,827 square feet has been designated for redevelopment amid permitting and conversion of the space from educational to office usage (see page 17).
(6) In conjunction with the development of 450 Alaskan Way, 29,385 square feet of newly vacated space has been repositioned as redevelopment (see page 17).

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lake Union	1	190,748	182,590	95.7%	182,590	95.7%	$4,987,899	$27.32
Lynnwood	1	182,009	148,863	81.8	159,670	87.7	3,161,940	21.24
Pioneer Square	3	635,991	592,627	93.2	604,291	95.0	14,139,298	23.86
Subtotal	5	1,008,748	924,080	91.6%	946,551	93.8%	$22,289,137	$24.12
San Francisco Bay Area, California
Palo Alto	5	592,089	587,644	99.2%	587,644	99.2%	$37,209,491	$63.32
Redwood Shores	2	581,656	527,216	90.6	531,026	91.3	34,269,527	65.00
San Francisco	7	2,384,875	2,189,267	91.8	2,222,774	93.2	79,794,368	36.45
North San Jose	3	1,569,348	1,514,707	96.5	1,527,723	97.3	41,974,252	27.71
Silicon Valley	1	471,580	471,580	100.0	471,580	100.0	14,713,296	31.20
Subtotal	18	5,599,548	5,290,414	94.5%	5,340,747	95.4%	$207,960,934	$39.31
Los Angeles, California
Burbank	2	623,777	580,704	93.1%	595,632	95.5%	$23,232,843	$40.01
Hollywood	2	320,481	291,142	90.8	291,142	90.8	12,575,020	43.19
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
West Los Angeles	6	621,840	614,902	98.9	614,902	98.9	28,145,876	45.77
Subtotal	11	1,679,098	1,599,748	95.3%	1,614,676	96.2%	$67,280,947	$42.06
Total Stabilized	34	8,287,394	7,814,242	94.3%	7,901,974	95.3%	$297,531,018	$38.08

LEASE-UP
San Francisco Bay Area, California
Burlingame	1	195,739	152,542	77.9%	154,245	78.80%	$5,212,684	$34.17
Foster City	1	730,215	430,515	59.0	430,515	58.96	18,416,823	42.78
Palo Alto	3	701,898	599,191	85.4	629,900	89.74	34,204,845	57.09
Redwood Shores	3	612,657	493,616	80.6	496,847	81.10	22,233,993	45.04
North San Jose	2	1,066,014	866,944	81.3	895,292	83.99	24,652,721	28.44
San Mateo	1	510,789	428,936	84.0	434,762	85.12	17,068,516	39.79
Silicon Valley	1	284,440	215,695	75.8	218,054	76.66	7,809,874	36.21
Total Lease-up	12	4,101,752	3,187,439	77.7%	3,259,615	79.5%	$129,599,456	$40.66

TOTAL IN-SERVICE	46	12,389,146	11,001,681	88.8%	11,161,589	90.1%	$427,130,474	$38.82

Refer to footnotes on page 15.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE SUMMARY(1)

							Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)
Location	Submarket
REDEVELOPMENT
Greater Seattle, Washington
Merrill Place Theater Building (5)	Pioneer Square	29,385	—	—%	—	$—	$—	$—
Subtotal		29,385	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
Patrick Henry Drive	Silicon Valley	70,520	—	—%	—	—%	$—	$—
875 Howard (1st Floor) (6)	San Francisco	55,827	—	—	—	—	—	—
Subtotal		126,347	—	—%	—	—%	$—	$—
Los Angeles, California
12655 Jefferson	West Los Angeles	100,756	—	—%	17,867	17.7%	$—	$—
3402 Pico (Existing)	West Los Angeles	50,687	—	—	—	—	—	—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
405 Mateo	Downtown Los Angeles	83,285	—	—	—	—	—	—
Subtotal		355,665	—	—%	17,867	5.0%	$—	$—
Total Redevelopment		511,397	—	—%	17,867	3.5%	—	$—
DEVELOPMENT
Greater Seattle, Washington
Merrill Place—450 Alaskan Way	Pioneer Square	166,800	—	—	—	—	—	—
Subtotal		166,800	—	—%	—	—%	$—	$—
Los Angeles, California
Icon—Building I Tower(7)	Hollywood	323,273	—	—%	200,052	61.9%	$—	$—
Icon—Building II	Hollywood	90,000	—	—	—	—	—	—
Total Icon		413,273	—	—%	200,052	48.4%	$—	$—
Total Development		580,073	—	—%	200,052	34.5%	—	$—
HELD-FOR-SALE
San Francisco Bay Area, California
Bayhill Office Center	San Bruno	554,328	496,497	89.6%	516,817	93.2%	$15,116,301	$30.45
Total Held-for-Sale		554,328	496,497	89.6%	516,817	93.2%	$15,116,301	$30.45
TOTAL		1,645,798	496,497	30.2%	734,736	44.6%	15,116,301	$30.45
_____________________________

(1)	Excludes in-service properties and land assets (see pages 14, 15 and 18).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2015. Annualized base rent does not reflect tenant reimbursements.

(5)	In conjunction with the development of 450 Alaskan Way, 29,385 square feet of newly vacated space has been repositioned as redevelopment.

(6)
Upon Heald College’s lease termination, the entirety of the first floor measuring 55,827 square feet has been designated for redevelopment amid permitting and conversion of the space from educational to office usage.

(7)
Subsequent to December 31, 2015, Netflix entered into an amendment to take possession of an additional 73,697 square feet at a base rental rate of $54.00 psf during the first quarter of 2017 and 49,524 square feet of Must-Take Space during the third quarter of 2018 at a base rental rate of $58.20 psf. As a result of this expansion, Icon Building I Tower is 100% leased at 323,273 square feet as of February 2016.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Skyport Plaza	North San Jose	350,000	13.3%
Campus Center	Silicon Valley	946,350	35.9%
Subtotal		1,296,350	49.1%

Los Angeles
Sunset Bronson—Lot A	Hollywood	300,000	11.4%
Sunset Bronson—Lot D(2)	Hollywood	19,816	0.8%
Sunset Gower—Redevelopment	Hollywood	423,396	16.0
Element LA	West Los Angeles	500,000	18.9
3402 Pico (Future)	West Los Angeles	99,313	3.8
3402 Pico (Residential)(3)	West Los Angeles	TBD	—
Subtotal		1,342,525	50.9%

TOTAL		2,638,875	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Management estimates that 3402 Pico (Residential) could be improved with up to 12 residential units.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower Studios	571,626	65.0%	80.4%	$14,304,870	$31.11
Sunset Bronson Studios	308,026	35.0	75.0	6,784,503	29.39
TOTAL	879,652	100.0%	78.5%	$21,089,373	$30.53
______________________________

(1)
Occupancy trends for the media and entertainment properties have historically been determined based on their estimated gross square feet as determined in connection with the acquisitions of the Sunset Gower Studios and Sunset Bronson Studios properties in 2007 and 2008, respectively. Since that time, certain space has been either reconfigured or adapted for improved utilization. During the quarter, the Company completed a full examination of historic space utilization at both of its media and entertainment properties. As a result of that undertaking, the Company has adjusted the current and historic occupancy trends for the media and entertainment properties to reflect the utilization of certain production support space and building management use as occupancy, to more closely align with customary office property occupancy methodologies. The Company has also eliminated from the rentable square footage certain structural vacancy (i.e. electrical plant, utility areas and covered pathways) historically included within the gross square footage, but not available for tenancy. Commencing with the most recently completed quarter, the Company intends to report occupancy trends for the media and entertainment properties in accordance with this methodology. Similarly, for purposes of enhancing and ensuring consistency with comparisons to prior periods, historic occupancies have likewise been calculated to reflect this methodology. Going forward, management expects these enhancements to more accurately reflect higher lease percentages than under the prior methodology. As of December 31, 2015, the fourth quarter average occupancy for the media and entertainment properties increased to 78.5% from 76.4% for the same period a year ago. By way of comparison, under the prior methodology, reported occupancy as of the fourth quarter ending December 31, 2014 was 71.6%.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended December 31, 2015.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2015, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2015.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

CURRENT VALUE CREATION REDEVELOPMENT AND DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period						Project Costs(1)
Property	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased		Project Costs as of 12/31/15		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
Merrill Place (450 Alaskan Way)	Seattle	Q1-2016	Q4-2017	Q1-2018	166,800	—%		$9,565	(5)	$92,696	(5)	6.7%
Los Angeles, California
Icon—Building I Tower	Hollywood	Q4-2014	Q4-2016	Q3-2018	323,273	61.9%	(6)	N/A		N/A		N/A
Icon—Building II	Hollywood	Q1-2016	Q3-2017	Q3-2018	90,000	—%		N/A		N/A		N/A
Total Icon(7)					413,273	48.4%		$70,598		$200,813		8.8%
12655 Jefferson	Playa Del Rey	Q2-2015	Q2-2016	Q3-2016	100,756	17.7%		42,603		60,891		7.2%
3402 Pico (Existing)	Santa Monica	Q3-2015	Q2-2016	TBD	50,687	N/A		14,434	(8)	23,831	(8)	9.6%
4th & Traction	Los Angeles	Q4-2015	Q2-2017	Q2-2018	120,937	N/A		52,243	(9)	93,025	(9)	6.5%
Total Under Construction					852,453			$189,443		$471,256
FUTURE DEVELOPMENT PIPELINE
Greater Seattle, Washington
Merrill Place Theater Building	Seattle	TBD	TBD	TBD	29,385	N/A		N/A		TBD		TBD
San Francisco Bay Area, California
Skyport Plaza	North San Jose	TBD	TBD	TBD	350,000	N/A		$10,500	(10)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350	N/A		$7,000	(11)	TBD		TBD
Los Angeles, California
Sunset Bronson—Lot D	Hollywood	TBD	TBD	TBD	19,816	N/A		N/A		TBD		TBD
Sunset Bronson—Lot A	Hollywood	TBD	TBD	TBD	300,000	N/A		$2,154	(12)	TBD		TBD
Sunset Gower—Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A		N/A		TBD		TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A		N/A		TBD		TBD
3402 Pico (Future)(13)	Santa Monica	TBD	TBD	TBD	99,313	N/A		$4,966	(14)	TBD		TBD
405 Mateo	Los Angeles	TBD	TBD	TBD	83,285	N/A		$40,209	(15)	TBD		TBD
Total Future Development Pipeline					2,751,545

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Project Costs as of December 31, 2015 and Total Estimated Project Costs for Merrill Place (450 Alaskan Way) include $7.0 million for management’s estimate of allocated land and acquisition costs.

(6)
Subsequent to December 31, 2015, Netflix entered into an amendment to take possession of an additional 73,697 square feet at a base rental rate of $54.00 psf during the first quarter of 2017 and 49,524 square feet of Must-Take Space during the third quarter of 2018 at a base rental rate of $58.20 psf. As a result of this expansion, Icon Building I Tower is 100% leased at 323,273 square feet as of February 2016.

(7)
The Icon development consists of a 14-story office tower (Icon—Building 1 Tower), a five-story mid-rise office building (Icon—Building II), and 1,635-stall parking structure. The parking structure was completed within the fourth quarter of 2015. The estimated completion and stabilization dates for each of the buildings is reflected in the table above. Since the costs of the parking structure and certain other development costs are attributable to both buildings, estimated project costs and stabilized yield on project costs are shown on a combined basis for the entire Icon development. Total Estimated Project Costs for Icon exclude land.

(8)
Project Costs as of December 31, 2015 and Total Estimated Project Costs for 3402 Pico (Existing) include approximately $12.634 million for management’s estimate of allocated land (including existing 50,687-square-foot building) and acquisition costs. Not included in the cost for 3402 Pico (Existing) are (i) $4.966 million for management’s estimate of allocated land value for 3402 Pico (Future); and (ii) $1.0 million for management's estimate of allocated land value for 3402 Pico (Residential).

(9)	Project Costs as of December 31, 2015 and Total Estimated Project Costs for 4th & Traction include approximately $49.402 million of initial acquisition cost for existing 120,937-square-foot building.

(10)	Project Costs as of December 31, 2015 for Skyport Plaza include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(11)	Project Costs as of December 31, 2015 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(12)	Project Costs as of December 31, 2015 for Sunset Bronson—Lot A excludes land.

(13)	Estimated rentable square feet for 3402 Pico (Future) does not include a 50,687-square-foot existing vacant building.

(14)	Project Costs as of December 31, 2015 for 3402 Pico (Future) include approximately $4.966 million for management’s estimate of allocated land value.

(15)	Projects Costs as of December 31, 2015 for 405 Mateo include approximately $40.0 million of initial acquisition costs for the existing 83,285-square-foot building.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014		% change
Same-store office statistics (2)
Number of properties	19	19		19	19
Rentable square feet	4,355,341	4,355,341		4,355,341	4,355,341
Ending % leased	93.8%	95.6%	(1.9)%	93.8%	95.6%		(1.9)%
Ending % occupied	92.4%	93.4%	(1.1)%	92.4%	93.4%		(1.1)%
Average % occupied for the period	92.9%	93.1%	(0.2)%	92.6%	90.6%		2.2%

Same-store media statistics (3)
Number of properties	2	2		2	2
Rentable square feet	879,652	879,652		879,652	879,652
Average % occupied for the period	81.8%	75.2%	6.6%	78.5%	76.4%		2.1%

SAME-STORE ANALYSIS — GAAP BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014		% change
Same-store net operating income — GAAP basis
Total office revenues	$46,694	$50,653	(7.8)%	$185,755	$183,973	(4)(5)	1.0%
Total media revenues	10,756	10,165	5.8	39,132	39,629		(1.3)
Total revenues	$57,450	$60,818	(5.5)%	$224,887	$223,602		0.6%

Total office expense	$17,105	$17,843	(4.1)%	$67,141	$65,268	(6)	2.9%
Total media expense	6,372	7,376	(13.6)	23,726	25,897		(8.4)
Total property expense	$23,477	$25,219	(6.9)%	$90,867	$91,165		(0.3)%

Same-store office net operating income — GAAP basis	$29,589	$32,810	(9.8)%	$118,614	$118,705		(0.1)%
NOI Margin	63.4%	64.8%	(1.4)%	63.9%	64.5%		(0.6)%
Same-store media net operating income — GAAP basis	$4,384	$2,789	57.2%	$15,406	$13,732		12.2%
NOI Margin	40.8%	27.4%	13.4%	39.4%	34.7%		4.7%
Same-store total property net operating income — GAAP basis	$33,973	$35,599	(4.6)%	$134,020	$132,437		1.2%
NOI Margin	59.1%	58.5%	0.6%	59.6%	59.2%		0.4%

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1) — CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS — CASH BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% change	2015	2014		% change
Same-store net operating income — Cash basis
Total office revenues	$45,029	$47,020	(4.2)%	$177,952	$167,689	(4)(5)	6.1%
Total media revenues	10,308	10,147	1.6	37,407	39,666		(5.7)
Total revenues	$55,337	$57,167	(3.2)%	$215,359	$207,355		3.9%

Total office expense	$17,043	$17,781	(4.2)%	$66,894	$65,021	(6)	2.9%
Total media expense	6,372	7,376	(13.6)	23,726	25,897		(8.4)
Total property expense	$23,415	$25,157	(6.9)%	$90,620	$90,918		(0.3)%

Same-store office net operating income — Cash basis	$27,986	$29,239	(4.3)%	$111,058	$102,668		8.2%
NOI Margin	62.2%	62.2%	—%	62.4%	61.2%		1.2%
Same-store media net operating income — Cash basis	$3,936	$2,771	42.0%	$13,681	$13,769		(0.6)%
NOI Margin	38.2%	27.3%	10.9%	36.6%	34.7%		1.9%
Same-store total property net operating income — Cash basis	$31,922	$32,010	(0.3)%	$124,739	$116,437		7.1%
NOI Margin	57.7%	56.0%	1.7%	57.9%	56.2%		1.7%
___________________________
(1)“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of December 31, 2015.
(2)See page 14 for same-store office properties.
(3)See page 19 for same-store media properties.
(4)Amount excludes one-time $3,340 tenant recoveries relating to prior year property tax expenses disclosed in the Q3-2014 earnings release.
(5)Amount excludes a one-time $1.6 million early lease termination fee income disclosed in the Q2-2014 earnings release.
(6)Amount excludes one-time $4,201 property tax expenses disclosed in the Q3-2014 earnings release.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Reconciliation to net income
Same-store office revenues — Cash basis	$45,029	$47,020	$177,952	$167,689
GAAP adjustments to office revenues — Cash basis	1,665	3,633	7,803	16,284
One time revenue adjustments per definition	—	—	—	4,950
Same-store office revenues — GAAP basis	$46,694	$50,653	$185,755	$188,923

Same-store media revenues — Cash basis	$10,308	$10,147	$37,407	$39,666
GAAP adjustments to media revenues — Cash basis	448	18	1,725	(37)
Same-store media revenues — GAAP basis	$10,756	$10,165	$39,132	$39,629

Same-store property revenues — GAAP basis	$57,450	$60,818	$224,887	$228,552

Same-store office expenses — Cash basis	$17,043	$17,781	$66,894	$65,021
GAAP adjustments to office expenses — Cash basis	62	62	247	247
Property tax expense adjustments	—	—	—	4,201
Same-store office expenses — GAAP basis	$17,105	$17,843	$67,141	$69,469

Same-store media expenses — Cash basis	$6,372	$7,376	$23,726	$25,897
Same-store media expenses — GAAP basis	$6,372	$7,376	$23,726	$25,897

Same-store property expenses — GAAP basis	$23,477	$25,219	$90,867	$95,366

Same-store net operating income — GAAP basis	$33,973	$35,599	$134,020	$133,186
Non-same-store GAAP net operating income	63,539	5,380	196,973	15,960
General and administrative	(9,583)	(9,096)	(38,534)	(28,253)
Depreciation and amortization	(74,126)	(20,243)	(245,071)	(72,216)
Income from operations	$13,803	$11,640	$47,388	$48,677
Interest expense	(16,600)	(6,413)	(50,667)	(25,932)
Interest income	6	9	124	30
Acquisition-related expenses	106	(4,322)	(43,336)	(4,641)
Other expense	(60)	(29)	(62)	14
Gain on sale of real estate	—	—	30,471	5,538
Net loss from discontinued operations	—	—	—	(164)
Net income (loss)	$(2,745)	$885	$(16,082)	$23,522

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL
Three Months Ended December 31, 2015
(Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Held-for-Sale(3)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$34,342	$40,322	$—	$28,807	$3,530	$5,677	$112,678
GAAP Revenue	1,665	1,323	—	7,026	1,204	448	11,666
Total Rents	$36,007	$41,645	$—	$35,833	$4,734	$6,125	$124,344

Tenant Reimbursements	$8,662	$8,641	$—	$4,175	$707	$238	$22,423
Parking and Other	2,025	244	(6)	64	20	4,393	6,740
Total Revenue	$46,694	$50,530	$(6)	$40,072	$5,461	$10,756	$153,507

Property operating expenses	17,105	16,286	18	15,494	1,741	6,372	57,016
Property GAAP Net Operating Income	$29,589	$34,244	$(24)	$24,578	$3,720	$4,384	$96,491

Square Feet	4,355,341	3,932,053	1,091,470	4,101,752	554,328	879,652	14,914,596
Ending % Leased	93.8%	97.1%	20.0%	79.5%	93.2%	81.8%	84.6%
Ending % Occupied	92.4%	96.4%	—%	77.7%	89.6%	81.8%	81.9%

Property GAAP Net Operating Income	$29,589	$34,244	$(24)	$24,578	$3,720	$4,384	$96,491
Less : GAAP Revenue	(1,665)	(1,323)	—	(7,026)	(1,204)	(448)	(11,666)
Add : GAAP Expense	62	419	—	69	—	—	550
Property Cash Net Operating Income	$27,986	$33,340	$(24)	$17,621	$2,516	$3,936	$85,375

Net Income Reconciliation	Q4 - 2015
Property GAAP Net Operating Income	$96,491
Broadway Note	906
Disposed Asset	(127)
Other Income/Inter-Company Eliminations	242
Total GAAP Net Operating Income	$97,512
General and administrative	(9,583)
Depreciation and amortization	(74,126)	(1) See page 14 for same-store office properties.
Income from operations	$13,803	(2) See page 15 for non-same-store properties.
Interest expense	(16,600)	(3) See page 17 for redevelopment, development and held-for-sale properties.
Interest income	6	(4) See page 15 for lease-up properties.
Acquisition-related expenses	106	(5) See page 19 for same-store media properties.
Other expenses (income)	(60)
Gain on sale of real estate	—
Discontinued ops	—
Net Income	$(2,745)

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Total Gross Leasing Activity(1)
Rentable Square Feet	400,441	1,586,556
Gross New Leasing Activity
Rentable square feet	193,211	924,832
New cash rate	$52.56	$50.98
Gross Renewal Leasing Activity
Rentable square feet	207,230	661,724
Renewal cash rate	$46.53	$48.11
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	138,556	511,109
Early termination (square feet)	31,106	227,323
Total	169,662	738,432
Net Absorption
Leased rentable square feet	23,549	186,400
Cash Rent Growth(2)
Expiring Rate	$38.50	$37.22
New/Renewal Rate	$47.25	$48.96
Change	22.7%	31.5%
Straight-Line Rent Growth(3)
Expiring Rate	$33.88	$33.97
New/Renewal Rate	$48.10	$50.17
Change	42.0%	47.7%
Weighted Average Lease Terms
New (in months)	56.6	73.6
Renewal (in months)	63.8	48.9

Tenant Improvements and Leasing Commissions(4)	Lease Transaction Costs Per Square Foot
	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Total	Annual	Total	Annual
New leases	$34.63	$7.34	$48.24	$7.87
Renewal leases	$27.08	$5.10	$18.71	$4.59
Blended	$30.72	$6.11	$35.93	$6.81
______________________________

(1)
The 1,586,556 square feet executed in the twelve-month period ended December 31, 2015 excludes: (a) a 5-year management agreement with Sodexo America to operate food services in 7,612 square feet (Suite 190) at Pinnacle I (this is a building amenity with no base rent); and (b) a 15-year lease extension with KTLA-TV for 94,205 square feet (Buildings 15, 16, 20 and 21, and Stage 6) at Sunset Bronson Studios, a part of our Media & Entertainment portfolio, scheduled to commence February 1, 2016. The current KTLA-TV lease consisting of 90,506 square feet will expire with a net effective rent of $1.50 (NNN) on January 31, 2016 while the lease extension consisting of 94,205 square feet will commence with a net effective rent of $2.39 (NNN) on February 1, 2016.

(2)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASE DISTRIBUTION

Square Feet Under Lease	Number of Leases	Percentage of All Leases	Total Leased Square Feet	Percentage of Office Portfolio Leased Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent
2,500 or Less	273	29.5%	396,869	3.3%	$14,709,016	3.2%
2,501-10,000	376	40.6	1,917,649	16.1	72,908,001	15.8
10,001-20,000	94	10.2	1,327,213	11.2	54,651,001	11.8
20,001-40,000	63	6.8	1,778,749	15.0	75,758,850	16.4
40,001-100,000	38	4.1	2,163,214	18.2	94,922,729	20.6
Greater than 100,000	21	2.3	3,767,951	31.7	129,297,179	28.0
Building Management Use	34	3.7	146,533	1.2	—	—
Signed Leases Not Commenced	26	2.8	398,147	3.3	19,092,973	4.1
Total	925	100.0%	11,896,325	100.0%	$461,339,749	100.0%

_____________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)), including uncommenced leases, as of December 31, 2015 (ii) by 12. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)
	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	34,730	8/17/2015	11/17/2015	49.20	5/31/2022
Palo Alto Square	Palo Alto	26,490	9/1/2015	1/1/2016	84.00	8/31/2020

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to December 31, 2015, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2015.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2015, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED/BACKFILL — NEXT EIGHT QUARTERS(1)

	Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017			Q2 2017		Q3 2017		Q4 2017
Location	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)		SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Lynnwood	10,807	18.75	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Pioneer Square	11,664	25.57	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	22,471	$22.29	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
San Francisco Bay Area, California
Burlingame	1,703	$40.80	—	$—	—	$—	—	$—	—	$—		—	$—	—	$—	—	$—
Foster City	4,855	70.80	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Palo Alto	25,111	51.69	5,598	78.00	—	—	—	—	—	—		—	—	—	—	—	—
Redwood Shores	7,041	58.65	—	—	—	—	—	—	—	—		—	—	—	—	—	—
San Bruno	20,320	36.44	—	—	—	—	—	—	—	—		—	—	—	—	—	—
San Francisco	26,266	69.23	1,940	46.00	817	72.00	28,922	36.00	—	—		38,739	70.84	—	—	—	—
North San Jose	122,771	36.76	18,405	37.08	1,969	35.40	—	—	—	—		—	—	—	—	—	—
San Mateo	5,826	49.20	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Silicon Valley	2,359	46.80	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	216,252	$44.36	25,943	$46.58	2,786	$46.13	28,922	$36.00	—	$—		38,739	$70.84	—	$—	—	$—
Los Angeles, California
Burbank	10,888	$40.80	—	$—	31,588	$40.80	—	$—	—	$—		—	$—	—	$—	—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—		—	—	—	—	—	—
Hollywood	—	—	—	—	—	—	—	—	200,052	54.00	(3)	—	—	—	—	—	—
Torrance	—	—	—	—	—	—	—	—	—	—		—	—	—	—	—	—
West Los Angeles	—	—	17,867	52.80	—	—	—	—	—	—		—	—	—	—	—	—
Subtotal	10,888	$40.80	17,867	$52.80	31,588	$40.80	—	$—	200,052	$54.00		—	$—	—	$—	—	$—

Total	249,611	$42.22	43,810	$49.11	34,374	$41.23	28,922	$36.00	200,052	$54.00		38,739	$70.84	—	$—	—	$—

______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to December 31, 2015 but with commencement dates after December 31, 2015 and within the next eight quarters.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)
Netflix, Inc. is anticipated to commence on January 1, 2017. The lease will commence six months after the anticipated delivery date, which is estimated to be July 1, 2016. Subsequent to December 31, 2015, Netflix entered into an amendment to take possession of an additional 73,697 square feet at a base rental rate of $54.00 psf during the first quarter of 2017 and 49,524 square feet of Must-Take Space during the third quarter of 2018 at a base rental rate of $58.20 psf. As a result of this expansion, Icon Building I Tower is 100% leased at 323,273 square feet as of February 2016.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q1 2016(2)		Q2 2016		Q3 2016		Q4 2016		Q1 2017		Q2 2017		Q3 2017			Q4 2017
Location	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)	Rent/sf(4)	Expiring SF(3)		Rent/sf(4)	Expiring SF(3)		Rent/sf(4)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	600	$43.70	—	$—	—	$—	—		$—	—		$—
Lynnwood	—	—	44,908	18.50	—	—	—	$—	—	—	—	—	—		—	6,049		20.50
Pioneer Square	20,834	26.91	—	—	11,995	26.96	8,349	25.67	6,000	28.50	—	—	—		—	3,260		33.00
Subtotal	20,834	$26.91	44,908	$18.50	11,995	$26.96	8,949	$26.88	6,000	$28.50	—	$—	—		$—	9,309		$24.88
San Francisco Bay Area, California
Burlingame	1,278	$27.00	13,538	$26.85	6,692	$30.96	6,590	$31.17	—	$—	10,162	$38.26	2,707		$36.23	10,536		$37.36
Foster City	4,485	83.52	694	58.71	9,422	39.49	17,199	45.34	39,294	39.48	7,868	53.94	5,577		56.96	25,668		52.13
Palo Alto	12,428	46.89	102,945	34.55	39,199	44.45	36,150	37.02	80,944	76.30	25,952	65.30	2,199		90.00	121,754		72.55
Redwood Shores	31,039	28.65	52,324	37.90	43,718	116.13	43,998	42.41	33,140	44.19	28,393	49.75	57,436		41.73	50,045		55.81
San Bruno	—	—	12,189	45.06	32,440	33.11	54,649	29.81	3,129	28.68	10,770	38.97	47,697		31.94	17,147		34.60
San Francisco	3,332	35.00	39,908	29.77	16,252	38.45	3,515	37.73	157,873	35.14	32,050	33.63	139,197		47.09	187,529	(6)	11.43
North San Jose	93,375	28.63	60,847	28.78	82,971	30.33	124,920	28.78	161,400	30.67	94,106	29.98	481,002	(5)	26.05	118,591		28.63
San Mateo	4,563	43.28	48,718	38.09	14,355	43.46	9,583	41.46	4,930	45.76	39,045	43.21	7,576		43.92	15,661		36.70
Silicon Valley	9,710	33.80	12,760	29.36	15,471	33.72	16,409	37.63	—	—	4,750	38.28	31,596		32.11	14,916		40.29
Subtotal	160,210	$32.44	343,923	$33.91	260,520	$48.98	313,013	$33.74	480,710	$41.62	253,096	$39.94	774,987		$32.22	561,847		$36.78
Los Angeles, California
Burbank	—	$—	—	$—	4,953	$44.18	9,005	$44.50	—	$—	—	$—	—		$—	8,257		$39.00
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—		—
Hollywood	—	—	—	—	—	—	—	—	—	—	2,664	—	—		—	—		—
Torrance	—	—	—	—	—	—	—	—	—	—	—	—	—		—	—		—
West Los Angeles	4,364	45.21	30,300	29.75	—	—	3,047	40.66	—	—	8,527	44.35	5,253		65.42	1,068		50.18
Subtotal	4,364	$45.21	30,300	$29.75	4,953	$44.18	12,052	$43.53	—	$—	11,191	$33.79	5,253		$65.42	9,325		$40.28

Total	185,408	$32.12	419,131	$31.96	277,468	$47.94	334,014	$33.91	486,710	$41.45	264,287	$39.68	780,240		$32.44	580,481		$36.65
Expirations as % of In-Service Portfolio	1.5%		3.4%		2.2%		2.7%		3.9%		2.1%		6.3%			4.7%
______________________

(1)	The following schedule does not reflect 259,853 square feet that expired on December 31, 2015.

(2)	Q1 2016 expiring square footage does not include 50,960 square feet of month-to-month leases.

(3)	Includes leases that expire on the last day of the quarter.

(4)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

(5)	Qualcomm at Skyport Plaza comprises 365,502 square feet of the total expiring square footage at Q3 2017.

(6)
Bank of America comprises 185,021 square feet of the total expiring square footage at Q4 2017. Bank of America expirations by square footage and annual base rate: (i) 116,824 square feet expiring at $5.97; (ii) 4,492 square feet expiring at $11.94; (iii) 38,239 square feet expiring at $23.88, and (iv) 25,466 square feet expiring at $14.33.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	2,137,756	15.3%
2015	259,853	1.9	$7,950,952	1.7%	$30.60	$30.78
2016	1,216,021	8.7	43,669,835	9.5	35.91	36.17
2017	2,111,718	15.1	74,061,179	16.1	35.07	36.58
2018	1,351,166	9.7	50,132,214	10.9	37.10	40.32
2019	2,097,069	15.0	77,863,269	16.9	37.13	42.13
2020	949,150	6.8	40,647,220	8.8	42.82	49.66
2021	1,005,119	7.2	38,184,161	8.3	37.99	44.44
2022	301,147	2.2	15,087,819	3.3	50.10	63.13
2023	641,149	4.6	20,476,998	4.5	31.94	38.86
2024	123,907	0.9	6,559,123	1.4	52.94	61.56
Thereafter	1,244,386	8.9	66,290,781	14.4	53.27	63.79
Building management use	146,533	1.0	—	—	—	—
Signed leases not commenced(4)	398,147	2.8	19,092,973	4.2	47.95	60.71
Total/Weighted Average	13,983,121	100.0%	$460,016,524	100.0%	$38.84	$43.81
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) December 31, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2015.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2015.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2015, divided by (ii) square footage under uncommenced leases as of December 31, 2015.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	2	2	Various	305,729	2.2%	$18,995,070	4.3%
Weil, Gotshal & Manges LLP(3)	1	1	Various	101,000	0.7%	16,265,637	3.7
Riot Games, Inc.(4)	2	2	Various	286,629	2.0%	15,108,565	3.4
Cisco Systems, Inc.(5)	2	2	Various	474,560	3.4%	14,808,569	3.3
Uber Technologies, Inc.(6)	2	2	Various	252,536	1.8%	10,948,034	2.5
Square, Inc.	1	1	9/27/2023	334,284	2.4%	10,938,442	2.5
Salesforce.com(7)	1	1	Various	237,567	1.7%	10,855,113	2.5
Stanford(8)	3	2	Various	132,496	0.9%	9,087,944	2.1
Warner Bros. Entertainment	1	1	12/31/21	230,000	1.6%	8,942,900	2.0
Qualcomm Incorporated	2	1	7/31/17	365,502	2.6%	8,675,247	2.0
Warner Music Group	1	1	12/31/2019	195,166	1.4%	8,005,578	1.8
NetSuite, Inc.(9)	2	1	Various	166,667	1.2%	7,567,085	1.7
EMC Corporation(10)	3	2	Various	294,756	2.1%	7,520,525	1.7
AIG, Inc.	1	1	7/31/2017	132,600	0.9%	6,099,600	1.4
GSA(11)	5	4	Various	183,709	1.3%	5,584,077	1.3
TOTAL	29	24		3,693,201	26.3%	$159,402,386	36.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Weil, Gotshal & Manges LLP expiration by square footage: (i) 25,320 square feet expiring on August 31, 2016 and (ii) 75,680 square feet expiring on August 31, 2026.

(4)
Riot Games, Inc. expirations by property and square footage: (i) 2,592 square feet at Shorebreeze Center expiring on November 30, 2016 and (ii) 284,037 square feet at Element LA expiring on March 31, 2030.

(5)	Cisco Systems, Inc. expirations by property and square footage: (i) 2,980 square feet at Concourse expiring March 31, 2018 and (ii) 471,580 square feet at Campus Center expiring on December 31, 2019.

(6)	Uber Technologies, Inc. expirations by property and square footage: (i) 232,290 square feet at 1455 Market expiring on 2/28/2025 and (ii) 20,246 square feet at Skyway Landing expiring 3/31/2017.

(7)
Salesforce.com is expected to take possession of an additional 4,144 square feet during the second quarter of 2017. Expirations by square footage: (i) 78,872 square feet expiring on July 31, 2025; (ii) 59,689 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028; and (iv) 5,978 square feet of MTM storage space.

(8)
Stanford Expirations by property and square footage: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (ii) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring 12/31/2022 and (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019.

(9)	NetSuite, Inc. expirations by square footage: (i) 38,194 square feet expiring on August 31, 2019 and (ii) 128,473 square feet expiring May 31, 2022.

(10)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021; and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(11)
GSA expirations by property and square footage: (i) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (ii) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (iii) 28,993 square feet at Northview expiring on April 4, 2020; (iv) 33,582 square feet at Rincon Center expiring May 31, 2020; and (v) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

	Total Square Feet(1)	Annualized Rent as Percentage of Total
Industry
Business Services	946,703	7.5%
Educational	109,953	1.1
Financial Services	403,941	1.7
Insurance	388,040	3.3
Legal	737,028	11.3
Media & Entertainment	1,489,236	14.2
Other	1,135,249	9.1
Real Estate	86,217	0.8
Retail	749,947	5.1
Technology	4,770,202	40.4
Advertising	124,300	0.9
Government	302,488	2.1
Healthcare	254,874	2.5
TOTAL	11,498,178	100.0%
_____________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2015 Supplemental Operating and Financial Information

DEFINITIONS

Funds From Operations (FFO): Funds From Operations before non-controlling interest (FFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.